EXHIBIT 4.9
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                                 MATHSOFT, INC.

                  1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN



     1.     Purpose.  This  Non-Qualified  Stock Option Plan, to be known as the
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1992  Non-Employee  Director  Stock  Option  Plan  (hereinafter, this "Plan") is intended to promote the interests of MathSoft, Inc. (hereinafter, the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board").

     2.     Available  Shares.  The  total number of shares of Common Stock, par
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value $.01 per share, of the Company (the "Common Stock"), for which options may be granted under this Plan shall not exceed 400,000 shares, subject to adjustment in accordance with paragraph 10 of this Plan; provided, however, that
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such  number  of  shares  shall  not  be  subject to adjustment by reason of the
1-for-2.5 reverse stock split declared by the Board of Directors of the Company at a meeting on December 2, 1992. Shares subject to this Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under this Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under this Plan.

     3.     Administration.  This  Plan shall be administered by the Board or by
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a  committee  appointed  by the Board (the "Committee").  In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer this Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

     4.     Granting  of  Options.
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          A.     Initial  Grant.  Subject  to  the  availability of shares under
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this Plan, each person who is a member of the Board on the effective date of the registration statement filed in connection with an initial public offering of Common Stock of the Company (the "Effective Date"), and who is not an employee or officer of the Company on such date shall be automatically granted on the Effective Date, without further action by the Board, an option to purchase 5,000 shares of the Common Stock.


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          B.     Initial Grant to New Directors.  Subject to the availability of
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shares  under  this  Plan,  each  person who is first elected as a member of the
Board after the Effective Date and during the term of this Plan, and who is not an employee or officer of the Company on the date of such election, shall be automatically granted an option to purchase 20,000 shares of the Common Stock on the date of his or her first election as a member of the Board.

          C.     Automatic  Grants.  On  each anniversary of the Effective Date,
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each  eligible  member  of  the Board who has served for an entire year prior to such anniversary is automatically granted an option to purchase 10,000 shares of the Common Stock, subject to the availability of shares under this Plan. Each person who is elected to the Board after the Effective Date and has served for less than an entire year on the anniversary of the Effective Date following his election shall automatically be granted on such anniversary an option to purchase the number of shares of the Common Stock equal to the number of full months he has served on the Board for a one-year period immediately preceding such anniversary, divided by 12 and multiplied by 10,000 and, if the product is a fraction, rounded to the next highest whole number.

     Except for the specific options referred to above, no other options shall be granted under this Plan.

     5.     Option  Price.  The purchase price of the stock covered by an option
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granted  pursuant  to  this  Plan shall be 100% of the fair market value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of paragraph 10 of this Plan. For purposes of this Plan, if, at the time an option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. The "fair market value" of the stock issuable upon exercise of an option granted pursuant to the Plan on the Effective Date shall be deemed to be equal to the initial per-share purchase price at which the Company's Common Stock is offered to the public.

     6.     Period  of  Option.  Unless sooner terminated in accordance with the
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provisions of paragraph 8 of this Plan, an option granted hereunder shall expire on  the  date  which  is  ten  (10) years after the date of grant of the option.


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     7.     Vesting  of  Shares  and  Non-Transferability  of  Options.
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          (a)     Vesting.  Options  granted  under  this  Plan  shall  not  be
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exercisable  until  they  become  vested.  Options granted under this Plan shall vest in the optionee and thus become exercisable immediately upon the date of the grant.

          (b)     Legend  on  Certificates.  The  certificates representing such
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shares  shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

          (c)     Non-transferability.  Any option granted pursuant to this Plan
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shall  not  be  assignable  or  transferable  other  than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.

     8.     Termination  of  Option  Rights.
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          (a)     In  the  event  an optionee ceases to be a member of the Board for any reason other than death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately terminate and become void; any portion of an option which is then vested but has not been exercised at the time the optionee so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the optionee within 180 days of the date the optionee ceased to be a member of the Board; and all options shall terminate after such 180 days have expired.

          (b) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

     9.     Exercise  of  Option.  Subject  to  the terms and conditions of this
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Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to MathSoft, Inc., 101 Main Street, Cambridge, Massachusetts 02142, at its principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at fair market value determined in accordance with the provisions of paragraph 5 or
(c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.


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     10.     Adjustments Upon Changes in Capitalization and Other Matters.  Upon
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the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

          (a) Stock Dividends and Stock Splits. If, after December 10, 1992, the
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     shares of Common Stock shall be  subdivided  or combined  into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. No such adjustment shall be made in respect to reflect the 1-for-2.5 reverse stock split effected on December 10, 1992.

          (b)  Recapitalization  Adjustments.  In the event of a reorganization,
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     recapitalization,  merger,  consolidation,  or  any  other  change  in  the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, adjustments in the number and kind of shares authorized by this Plan and in the number and kind of shares covered by, and in the option price of outstanding options under this Plan necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option shall be made if, and in the same manner as, such adjustments are made to options issued under the Company's other stock option plans.

          (c) Issuances of Securities.  Except as expressly  provided herein, no
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     issuance  by the  Company  of shares of stock of any class,  or  securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          (d)  Adjustments.  Upon the happening of any of the foregoing  events,
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     the class and  aggregate  number of shares set forth in paragraph 2 of this
     Plan that are subject to options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this paragraph 10 and its determination shall be conclusive.


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     11.     Restrictions on Issuance of Shares.  Notwithstanding the provisions
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of  paragraphs  4  and  9  of this Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

          (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws as now in force or hereafter amended; or

          (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities laws as now in force or hereafter amended; and the Company has complied with all applicable laws and regulations with respect thereto, including without limitation all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

     12.     Representation  of  Optionee.  If  requested  by  the  Company, the
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optionee  shall  deliver  to  the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

     13.     Option Agreement.  Each option granted under the provisions of this
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Plan  shall  be  evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with this Plan as may be determined by the officer executing it.

     14.     Termination  and  Amendment  of  Plan.  Options  may  no  longer be
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granted  under  this  Plan after December 2, 2002, and this Plan shall terminate when all options granted or to be granted hereunder are no longer outstanding. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may
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not,  without  approval  by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting, (a) increase the maximum number of shares for which options may be granted under this Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in this Plan, (c) materially increase benefits accruing to option holders under this Plan, or (d) amend this Plan in any manner which would cause Rule 16b-3 to become inapplicable to this Plan; and provided further that the provisions of
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this  Plan  specified  in  Rule  16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the Securities Exchange Act of 1934 (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of this Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.


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     15.     Withholding  of  Income Taxes.  Upon the exercise of an option, the
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Company,  in  accordance  with Section 3402(a) of the Internal Revenue Code, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

     16.     Compliance  with  Regulations.  It is the Company's intent that the
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Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of
1934 (or any successor or amended version thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

     17.     Governing  Law.  The validity and construction of this Plan and the
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instruments evidencing options shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.


Date  Approved  by  Board  of
Directors  of  the  Company:               December  2,  1992


Date  Approved  by  Stockholders
of  the  Company:                          December  10,  1992


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